Exhibit 10.14

EXECUTION VERSION

LIMITED CONSENT AND FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND
FORBEARANCE AGREEMENT

THIS LIMITED CONSENT AND FIFTH AMENDMENT TO ABL CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this “Fifth Amendment”), dated as of January 16, 2024, among IDC TECHNOLOGIES, INC., a California corporation (“IDC”), LYNEER INVESTMENTS, LLC, a Delaware limited liability company (“Lyneer Investments”), LYNEER HOLDINGS, INC., a Delaware corporation (“Lyneer Holdings”), LYNEER STAFFING SOLUTIONS, LLC, a Delaware limited liability company (“Lyneer Staffing”, and together with IDC, Lyneer Investments and Lyneer Holdings, each a “Borrower” and collectively, the “Borrowers”), the other Guarantors party hereto, the Lenders party hereto and BMO BANK N.A. (f/k/a BMO Harris Bank N.A.), as Administrative Agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement or the Amended Credit Agreement referred to below, as applicable.

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the Administrative Agent, the Lender and the other parties thereto have entered into that certain ABL Credit Agreement, dated as of August 31, 2021 (and as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the Credit Agreement as amended by this Fifth Amendment, the “Amended Credit Agreement”);

WHEREAS, certain Events of Default have occurred and are continuing pursuant to (i) Section 9.01(a) of the Credit Agreement due to the Borrowers’ breach of Section 2.06(b)(vi) of the Credit Agreement by failing to repay an Overadvance in the amount of $18,798,640, (ii) Section 9.01(b) of the Credit Agreement due to the Borrowers’ breach of Section 7.23(h)(i) of the Credit Agreement by failing to deliver to the Administrative Agent on or before September 20, 2023, an executed Confidential Information Memorandum related to the Sale Refinancing, (iii) Section 9.01(b) of the Credit Agreement due to the Borrowers’ breach of Section 7.23(h)(ii) of the Credit Agreement by failing to deliver to the Administrative Agent on or before October 13, 2023, an executed letter of interest with respect to the Sale Refinancing, (iv) Section 9.01(b) of the Credit Agreement due to the Borrowers’ breach of Section 7.23(h)(iii) of the Credit Agreement by failing to deliver to the Administrative Agent on or before November 6, 2023, an executed letter of intent related to the Sale Refinancing, (v) Section 9.01(b) of the Credit Agreement due to the Borrowers’ breach of Section 7.23(h)(iv) of the Credit Agreement by failing to consummate the Sale Refinancing on or before November 17, 2023, and (vi) Section 9.01(b) of the Credit Agreement as a result of Borrowers’ failure to comply with Section 7.03(a) of the Credit Agreement with respect to the defaults described in the foregoing clauses (i) - (v) (collectively, the “Specified Events of Default”);

WHEREAS, (i) Lyneer Investments, Lyneer Management Holdings, LLC (“Lyneer Management”) and IDC previously entered into that certain Agreement and Plan of Reorganization, dated as of May 29, 2023, as amended on June 23, 2023, as further amended on June 22, 2023, October 5, 2023, October 17, 2023, November 3, 2023 and January 16, 2024 (the “Lyneer Merger Agreement”), among SeqLL, Inc. (to be renamed Atlantic International Corp upon consummation of the Lyneer Merger (as defined below), “Atlantic”), SeqLL Merger LLC, Atlantic Acquisition Corp., Atlantic Merger LLC, Lyneer Investments, Lyneer Management and IDC, pursuant to which it is contemplated that SeqLL Merger LLC (“SeqLL Merger Sub”) will merge with and into Lyneer Investments (the “Lyneer Merger”), (ii) in connection with the Lyneer Merger it is contemplated that Atlantic will consummate a public offering of its Equity Interests generating gross cash proceeds of not less than $20,000,000 (the “Initial Capital Raise”), (iii) in connection with the Lyneer Merger it is contemplated that Atlantic will issue to IDC a convertible promissory note in an initial principal amount of $18,750,0000 (the “Lyneer Merger Note”) and (iv) after giving effect to the Lyneer Merger, Atlantic expects to be listed company on the Nasdaq Capital Market (the consummation of the Lyneer Merger Agreement, the Lyneer Merger, the Initial Capital Raise, the issuance of the Lyneer Merger Note and the payment of fees and expenses in connection therewith, collectively, the “Lyneer IPO Transactions”);

WHEREAS, the parties hereto have agreed, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof, to (i) forbear with respect to the Specified Events of Default, (ii) amend certain terms of the Credit Agreement as hereinafter provided and (iii) consent to the Lyneer IPO Transactions.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:

SECTION 1. Forbearance in Respect of SPECIFIED EVENTS OF Default.

(a) Acknowledgment of Defaults. The Loan Parties hereby acknowledge and agree that the Specified Events of Default have occurred and are continuing, constitute Events of Default, and entitle Administrative Agent and each Lender to exercise its rights and remedies under the Loan Documents, applicable law or otherwise, including, without limitation, by exercising the right to declare the Obligations to be immediately due and payable under the terms of the Loan Documents. The Loan Parties represent and warrant that as of the date hereof, no other Events of Default exist other than the Specified Events of Default.

(b) Forbearance. In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Fifth Amendment, and subject to the terms and conditions of this Fifth Amendment and any documents or instruments executed in connection herewith, Administrative Agent and Lenders agree to forbear from exercising their rights and remedies under the Loan Documents, applicable law or otherwise in respect of or arising out of the Specified Events of Default, for the period (the “Forbearance Period”) commencing on the date hereof and ending on the date which is the earlier of: (i) March 15, 2024 or (ii) the occurrence or existence of any Event of Default, other than the Specified Events of Default; provided that, for the avoidance of doubt, the Administrative Agent and Lenders shall have absolutely no obligation to make any additional Overadvance Loans after the Fifth Amendment Effective Date. Upon the termination of the Forbearance Period, the agreement of Administrative Agent and Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Administrative Agent and Lenders to exercise immediately all rights and remedies under the Loan Documents and applicable law, including, but not limited to, (i) ceasing to make any further Loans and (ii) accelerating all of the Obligations; in each case without any further notice to any Loan Party, passage of time or forbearance of any kind.

(c) No Other Waivers; Reservation of Rights. Neither the Administrative Agent nor any Lender has waived, is by this Fifth Amendment waiving, or has any intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Specified Events of Default or otherwise), and neither the Administrative Agent nor any Lender has agreed to forbear with respect to any of its rights or remedies concerning any other Events of Default (other than, during the Forbearance Period, the Specified Events of Default to the extent expressly set forth herein), occurring at any time. Subject to Section 1(b) above (solely with respect to the Specified Events of Default), Administrative Agent and each Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Amended Credit Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time. Neither the Administrative Agent nor any Lender has waived any of such rights or remedies, and nothing in this Fifth Amendment, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies. Other than as expressly set forth in Section 6 below, neither the Administrative Agent nor any Lender has consented to, or is by this Fifth Amendment consenting to, any Change of Control with respect to any Loan Party.

(d) Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Loan Party, any failure of any Loan Party to comply with the covenants, conditions and agreements contained in this Fifth Amendment, or the occurrence of any Event of Default under the Amended Credit Agreement, any other Loan Documents or any other agreement, document or instrument at any time executed and/or delivered by Loan Party with, to or in favor of Administrative Agent or any Lender shall constitute an Event of Default under this Fifth Amendment, the Amended Credit Agreement and the other Loan Documents.

SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, as of the Fifth Amendment Effective Date the Credit Agreement (excluding all Schedules and Exhibits, which shall remain in the form most recently delivered) is hereby amended by (i) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (ii) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached hereto as Exhibit A.

SECTION 3. Reference to and Effect on the Credit Agreement. On and after the Fifth Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) all references in the Credit Agreement and each of the other Loan Documents shall be deemed to be references to the Amended Credit Agreement. On and after the effectiveness of this Fifth Amendment, this Fifth Amendment shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 4. Representations & Warranties. The Loan Parties hereby represent and warrant to the Lenders party hereto and the Administrative Agent that:

(a) after giving effect to this Fifth Amendment, the representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct on and as of the Fifth Amendment Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and except that for purposes of this Section 4(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Amended Credit Agreement; and

(b) after giving effect to this Fifth Amendment, no Event of Default shall have occurred and be continuing as of the Fifth Amendment Effective Date (other than the Specified Events of Default).

SECTION 5. Conditions Precedent. This Fifth Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Section 5 shall have been satisfied:

(a) the Administrative Agent’s shall have received counterparts of (i) this Fifth Amendment executed by the Borrowers, each other Loan Party, the Administrative Agent and the Lenders and (ii) the Fifth Amendment Fee Letter executed by the Borrowers and the Administrative Agent;

(b) the Administrative Agent shall have received an executed amendment to the Term Loan Credit Agreement, dated as of the Fifth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received an executed consent under the Intercreditor Agreement, dated as of the Fifth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a Secretary’s certificate for each Loan Party certifying as to (i) resolutions of the Board of Directors or other organizational action authorizing execution, delivery and performance of all Loan Documents to which such Loan Party is a party, and (ii) incumbency of officers (including specimen signatures) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(e) the Administrative Agent shall have received an updated Budget, in form and substance satisfactory to the Administrative Agent;

(f) the Administrative Agent shall have received Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and Lenders;

(g) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower Agent certifying that, after giving effect to this Amendment, (i) each Borrower is Solvent and (ii) the Loan Parties, taken as a whole, are Solvent; and

(h) the Administrative Agent shall have been paid all fees and expenses (including all reasonable and documented out-of-pocket costs, fees and expenses of counsel to the Administrative Agent) owing in connection with the execution and delivery of this Agreement including pursuant to (i) the Fifth Amendment Fee Letter dated the date hereof, by and among the Borrowers and the Administrative Agent and (ii) the Amended Credit Agreement.

SECTION 6.   LIMITED CONSENT.

(a) The Administrative Agent and each of the Lenders consent and agree (the “Consent”) to the following: (x) notwithstanding anything contained in clause (c) of the definition of Change of Control to the contrary, the Lyneer IPO Transactions (pursuant to documentation satisfactory to the Administrative Agent’s in its sole discretion) shall not, by themselves, constitute a Change of Control under the Amended Credit Agreement, (y) notwithstanding anything contained in the Amended Credit Agreement or the Intercreditor Agreement to the contrary, the Administrative Agent and the Lenders consent to the Disposition of Equity Interests of Lyneer Investments contemplated by the Lyneer Merger Agreement (pursuant to documentation satisfactory to the Administrative Agent’s in its sole discretion) and (z) notwithstanding anything contained in the Amended Credit Agreement or the Intercreditor Agreement to the contrary, the Borrowers may (i) prepay the Term Loan Obligations (including accrued interest, premium and expenses in connection therewith) in an aggregate principal amount not to exceed $1,000,000 and (ii) make a Restricted Payment to the equityholders of Lyneer Investments in an aggregate principal amount not to exceed $3,500,000, in each case, so long as:

(i) such prepayment and Restricted Payment, as applicable, are (1) solely financed with Net Cash Proceeds from the Initial Capital Raise and (2) made substantially contemporaneously with the Borrowers’ receipt of such Net Cash Proceeds;

(ii) the Borrowers shall apply Net Cash Proceeds from the Initial Capital Raise of not less than $11,750,000 to repay the Revolving Loans substantially contemporaneously with the Borrowers’ receipt of such Net Cash Proceeds;

(iii) substantially contemporaneously with the Lyneer IPO Transactions, the Borrowers shall, and shall cause Atlantic and Lyneer Management, as applicable, to deliver the following, each in form and substance satisfactory to the Administrative Agent in its discretion:

(A) a Limited Guaranty and Pledge Agreement dated as of the effective date of the Lyneer Merger by Atlantic in favor of the Administrative Agent for the benefit of the Secured Parties;

(B) an officer’s certificate for Atlantic certifying as to (i) true and complete copies of all Organization Documents of Atlantic attached thereto, (ii) resolutions of the Board of Directors or other organizational action authorizing execution, delivery and performance of the Atlantic Pledge Agreement, and (iii) incumbency of officers (including specimen signatures) evidencing the identity, authority and capacity of each responsible officer thereof authorized to act as a responsible officer of Atlantic in connection with Atlantic Pledge Agreement;

(C) a Uniform Commercial Code financing statement, suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Atlantic Pledge Agreement as a first priority Lien (subject to the Intercreditor Agreement) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Administrative Agent under the Atlantic Pledge Agreement as a first priority Lien (subject to the Intercreditor Agreement) in and to such other Collateral as the Administrative Agent may require;

(D) a favorable opinion of counsel to Atlantic addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning Atlantic and the Atlantic Pledge Agreement as the Administrative Agent may reasonably request;

(E) delivery of the Lyneer Merger Note together with a separate allonge duly executed in blank;

(F) an amendment to the Master Intercompany Note; and

(G) lock-up agreements executed by each of Andrew Bressman, Michael Tenore, Christopher Broderick, Jeffrey Jagid, and Robert Machinist, Todd McNulty and James Radvany, pursuant to which such individuals agree not to Dispose their Equity Interests in Atlantic prior to the earlier to occur of: (i) the Payment in Full of the Obligations and (ii) the first anniversary of the Fifth Amendment Effective Date; provided that if the outstanding principal balance of the Revolving Loans as of the Fifth Amendment Effective Date shall have been repaid by 50% or more on or prior to July 16, 2024, such individuals may Dispose of up to 50% of the Equity Interests in Atlantic issued to them in connection with the Lyneer IPO Transactions.

(b) The consent set forth in this Section 6 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (w) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with any other terms and conditions of the Amended Credit Agreement and the other Loan Documents, (x) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Amended Credit Agreement or of any other Loan Document, (y) waive any future Event of Default or (z) prejudice any right or rights that the Lender may have or may have in the future under or in connection with the Amended Credit Agreement or any other Loan Document, except as expressly provided herein.

SECTION 7. Reaffirmation.

By executing and delivering a copy hereof, (i) each Loan Party, Lyneer Management Holdings LLC and Prateek Gattani, as an individual, hereby (A) agrees that all Loans (including any Loans made on the Fifth Amendment Effective Date) shall be guaranteed pursuant to the Guarantee in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Instruments in accordance with the terms and provisions thereof, (ii) each Loan Party, Lyneer Management Holdings LLC and Prateek Gattani, as an individual, hereby (A) agrees that, after giving effect to this Fifth Amendment, the Guarantee and the Liens granted pursuant to the Security Instruments for the benefit of the Secured Parties continue to be in full force and effect and (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Amended Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Fifth Amendment, (iii) each Borrower acknowledges and confirms that is agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent and Lenders, all Obligations (including, without limitation, all Obligations of all of the Borrowers and other Loan Parties), except Excluded Swap Obligations, and all agreements under the Loan Documents as contemplated pursuant to Section 2.15 of the Amended Credit Agreement and (iv) each Loan Party and SPP Credit Advisors LLC (“Term Loan Administrative Agent”) hereby agrees that the execution and delivery of this Fifth Amendment shall not affect the existence of the ABL Payment Default (as defined in the Intercreditor Agreement) referenced in that certain letter from the Administrative Agent to the Term Loan Administrative Agent dated as of July 21, 2023, and that accordingly no Loan Party may make and no Term Loan Secured Party (as defined in the Intercreditor Agreement) may accept any payment described in clause (a) of the definition of “Permitted Term Loan Debt Payment” appearing in the Intercreditor Agreement while such ABL Payment Default is continuing.

SECTION 8. Miscellaneous Provisions.

(a) Ratification. This Fifth Amendment is limited to the matters expressly specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

(b) Governing Law; Submission to Jurisdiction, Etc. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). SECTION 11.14 OF THE CREDIT AGREEMENT IS INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTION APPEARED HEREIN, MUTATIS MUTANDIS.

(c) Counterparts; Headings. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Fifth Amendment may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

(d) General Release. In consideration of the Administrative Agent’s and Lenders’ willingness to enter into this Fifth Amendment, each Loan Party and Prateek Gattani (“Gattani”) hereby releases and forever discharges the Administrative Agent, the Lenders and the Administrative Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party or which Gattani may have or claim to have against any of the Lender Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby, but solely with respect to events or matters occurring on or prior to the Fifth Amendment Effective Date. Each of the Loan Parties and Gattani expressly acknowledges that although ordinarily a general release may not extend to claims or causes of action that any Loan Party and Gattani does not know or suspect to exist in its favor, which if known by it may have materially affected its agreement hereunder, they have carefully considered, and taken into account in determining to enter into the above releases, the possible existence of such unknown losses or claims or causes of Action. Without limiting the generality of the foregoing, each Loan Party and Gattani expressly waives and relinquishes any and all rights and benefits such party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity that provides that a release does not extend to claims or causes of action that the claimant does not know or suspect to exist in its favor at the time of providing the release or that may in any way limit the effect or scope of the releases with respect to released claims or causes of action that such party did not know or suspect to exist in such party’s favor at the time of providing the release, which in each case if known by it may have materially affected its agreement hereunder, including, without limitation, California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the Loan Parties and Gattani expressly acknowledges that the releases contained herein are effective regardless of whether those released matters or released claims or causes of action are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

SECTION 9.	POST-CLOSING COVENANT.

Not later than January 31, 2024 (or such later date as agreed to by the Administrative Agent in its reasonable discretion) the Administrative Agent shall have received duly executed materials in form and substance acceptable to the Administrative Agent evidencing a pledge by Prateek Gattani of all of his ownership interests in the real properties located at (a) 1359 Merry Loop, Milpitas, CA 95035, and (b) 542 W. Trimble Rd., San Jose, CA 95131.

SECTION 10.	POST-MERGER COVENANTS.

Notwithstanding anything to the contrary herein or in the Amended Credit Agreement within thirty (30) days after the effective date of the Lyneer Merger (or such later date as agreed to by the Administrative Agent in its reasonable discretion):

(a)	IDC shall have entered into a Control Agreement with respect to all securities accounts containing Atlantic Pledged Stock in form and substance satisfactory to the Administrative Agent; and

(b)	the Administrative Agent shall have received an executed employment agreements for James Radvany and Todd McNulty in form and substance satisfactory to the Administrative Agent; provided that such employments shall each provide for a term that extends to at least the three (3) year anniversary of the Fifth Amendment Effective Date and include customary restrictive covenants including, without limitation, non-compete and non-solicitation provisions.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

BORROWERS:	IDC TECHNOLOGIES, INC., a California corporation

	By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	President and Chief Executive Office

LYNEER INVESTMENTS, LLC, a Delaware limited liability company

	By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	Authorized Signatory

LYNEER HOLDINGS, INC., a Delaware corporation

	By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	Authorized Signatory

LYNEER STAFFING SOLUTIONS, LLC, a Delaware limited liability company

	By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	Authorized Signatory

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Fifth Amendment to ABL Credit Agreement and Forbearance Agreement

AGREED AND ACKNOWLEDGED SOLELY WITH RESPECT TO SECTION 7 HEREOF:

LYNEER MANAGEMENT HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James S. Radvany
Name:	James S. Radvany
Title:	Manager

Signature Page to
Fifth Amendment to ABL Credit Agreement and Forbearance Agreement

AGREED AND ACKNOWLEDGED SOLELY WITH RESPECT TO SECTIONS 7 AND 8(d) HEREOF:

PRATEEK GATTANI, as an individual

By:	/s/ Prateek Gattani

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Fifth Amendment to ABL Credit Agreement and Forbearance Agreement

AGREED AND ACKNOWLEDGED SOLELY WITH RESPECT TO SECTION 7 HEREOF:

SPP CREDIT ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles Kumble
Name:	Charles Kumble
Title:	Treasurer

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Fifth Amendment to ABL Credit Agreement and Forbearance Agreement

BMO BANK N.A., as Administrative Agent and a Lender

By:	/s/ Izabel Leal-Ross
Name:	Izabel Leal-Ross
Title:	Director

Signature Page to
Fifth Amendment to ABL Credit Agreement and Forbearance Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Anthony Alexander
Name:	Anthony Alexander
Title:	Senior Vice President

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Fifth Amendment to ABL Credit Agreement and Forbearance Agreement